UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390

Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement and Registration Rights Agreement

On June 17, 2025, Eyenovia, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with institutional accredited investors (the “Purchasers”). The closing of the Private Placement occurred on June 20, 2025 (the “Closing Date”). The Company intends to use the net proceeds from the Private Placement to build a reserve of a token called HYPE, which is native to the decentralized digital asset exchange and Layer-1 blockchain, Hyperliquid. As part of its new cryptocurrency treasury strategy, the Company intends to implement a HYPE staking program. In parallel, the Company intends to continue to focus on its existing business, including development of the Gen-2 Optejet User Filled Device.

Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 5,128,205 shares (the “Preferred Shares”) of the Company’s Series A Non-Voting Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and warrants (the “Purchaser Warrants”) to purchase 200% of the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon full conversion of the Preferred Shares, for an aggregate purchase price of approximately $50,000,000. Each Preferred Share is convertible into three shares of Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Shares are set forth in the Certificate of Designation (as defined below). See Item 5.03 of this Current Report on Form 8-K (this “Form 8-K”) for further information regarding the Preferred Shares and the Certificate of Designation.

The Purchaser Warrants will be exercisable following the day that is six months and one day after the date of issuance and may be exercised for five years from the initial exercise date at an exercise price of $3.25 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Purchaser Warrants will be subject to adjustment in the event of stock dividends, stock splits, recapitalization or similar events affecting the Common Stock. A holder may not exercise any portion of such holder’s Purchaser Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be increased by the holder to a maximum of 19.99%.

The Purchase Agreement contained customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand.

Also on June 17, 2025, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Purchaser Warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) no later than 20 business days following the date of the Registration Rights Agreement and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after it is filed, subject to certain exceptions. The Company has also agreed to, among other things, indemnify each Purchaser, its officers, directors, agents and each person who controls such Purchaser under the registration statement from certain liabilities and pay all reasonable expenses (excluding any underwriting discounts and commissions) incident to the Company’s obligations under the Registration Rights Agreement.

Chardan Capital Markets LLC (“Chardan”) acted as placement agent to the Company in connection with the Private Placement. As compensation for its services, the Company issued to Chardan 307,692 shares of Series A Preferred Stock and warrants to purchase 1,846,153 shares of Common Stock at an exercise price of $3.25 per share (the “Placement Agent Warrants”).

The securities issued and sold to the Purchasers under the Purchase Agreement, and the securities issued to Chardan in connection with its services as placement agent, were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers or Chardan, as applicable. The securities (including the Common Stock underlying such securities) may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The foregoing summary of the Purchase Agreement, the Registration Rights Agreement, the Purchaser Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the forms of Purchase Agreement, Registration Rights Agreement, Purchaser Warrant and Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Following the closing of the Private Placement, the Company has 5,104,355 shares of Common Stock issued and outstanding and 54,027,429 shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the 5,435,898 outstanding shares of Series A Preferred Stock and the exercise of the Purchaser Warrants and the Placement Agent Warrants as of the Closing Date, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series A Preferred Stock to convert such shares to Common Stock or the ability of certain holders of Purchaser Warrants or Placement Agent Warrants to exercise such warrants at such time.

Fourth Amendment to Loan and Security Agreement

On June 17, 2025, Company entered into the Fourth Amendment (the “Fourth Amendment”) to the Supplement (as previously amended, the “Supplement”) to that certain Loan and Security Agreement, dated November 22, 2022 (the “Loan and Security Agreement”) with Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue 1”) and Avenue Venture Opportunities Fund II, L.P., as a lender (together with Avenue 1, the “Lenders”).

As previously disclosed, the Loan and Security Agreement, as supplemented by the Supplement, provides for term loans in an aggregate principal amount of up to $15.0 million to be delivered in multiple tranches. The Fourth Amendment, among other things, extends the maturity date of the loans to July 1, 2028; provides for an interest-only period from July 1, 2025 until January 31, 2027; reduces the interest rate from 12.0% to 8.0%, payable half in cash and half in kind; eliminates the option of the Lenders to convert an aggregate amount of up to $10.0 million of the loans outstanding into shares of Common Stock; and provides the Company with the option to prepay debt owed under the Loan and Security Agreement in part, subject to certain limitations.

In connection with the Fourth Amendment, the Company issued to the Lenders warrants (the “Lender Warrants”) to purchase an aggregate of 350,000 shares of Common Stock at an exercise price of $4.00 per share. The issuance of the Lender Warrants was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Lenders. The securities (including the Common Stock underlying such securities) may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The foregoing descriptions of the Loan and Security Agreement and the Supplement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan and Security Agreement and the Supplement, copies of which were filed as Exhibits 10.9 and 10.10, respectively, to the Annual Report on Form 10-K filed by the Company on April 15, 2025. The foregoing descriptions of the Fourth Amendment and the Lender Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourth Amendment and form of Lender Warrant, copies of which are filed as Exhibits 10.3 and 4.3, respectively, to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K under the heading “Fourth Amendment to Loan and Security Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the information contained in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Investment Officer and Director

On June 17, 2025, the Board of Directors (the “Board”) of the Company appointed Hyunsu Jung to the position of Chief Investment Officer and to serve on the Board, effective immediately. Mr. Jung will serve as a director until the Company’s 2025 annual meeting of stockholders and thereafter until his successor has been elected and qualified or until his earlier death, resignation or removal.

Hyunsu Jung, age 29, has served as the Company’s Chief Investment Officer and as a director since June 2025. Prior to that, from June 2021 to June 2025, he was a Portfolio Manager at DARMA Capital, an $1B+ asset manager registered with the CFTC and NFA. Previously, he was a Consultant at EY-Parthenon from October 2018 to June 2021, where he drove Finance and Digital Transformation for major enterprise M&A deals. Mr. Jung earned his B.A. from Vassar College in 2018.

Mr. Jung was appointed to his positions pursuant to the terms of the Purchase Agreement. The Purchase Agreement provides that to the extent that at any time during the 36 months following the Closing Date (assuming Hyperion DeFi Holdings, LLC (“Hyperion”) continues to hold at least 50% of the shares of Common Stock underlying the Preferred Shares and the Purchaser Warrants originally issued pursuant to the Purchase Agreement), Mr. Jung no longer serves as a director or the Company’s Chief Investment Officer, Hyperion shall have the right to nominate a replacement to fill either or both of those roles and the Company shall use its commercially reasonable efforts to have the replacement(s) appointed as soon as reasonably practicable. In addition, the Purchase Agreement provides that Hyperion shall have the ability to nominate a director to serve as the Chair of the Board.

There is no family relationship between Mr. Jung and any other director or executive officer of the Company.

In connection with his appointment as Chief Investment Officer, Mr. Jung entered into an Executive Employment Agreement with the Company (the “Jung Employment Agreement”), pursuant to which the Company will pay Mr. Jung an initial salary of $250,000. Mr. Jung received an inducement equity award consisting of 500,000 shares of Common Stock, which were granted in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Jung also received an aggregate of 1,000,000 restricted stock units, to vest in two equal installments subject to certain milestones being achieved and any necessary approvals by the Board or the Company’s stockholders.

Mr. Jung’s term of employment will extend four years or until earlier termination under the Jung Employment Agreement. If Mr. Jung’s employment is terminated by the Company for cause (as defined in the Jung Employment Agreement), by the Company without cause within the first six months of his employment, by Mr. Jung without good reason (as defined in the Jung Employment Agreement) or as a result of Mr. Jung’s disability or death, Mr. Jung is entitled to receive Accrued Obligations (as defined in the Jung Employment Agreement). If Mr. Jung’s employment is terminated by the Company without cause or by Mr. Jung for good reason after the first six months of his employment, he is entitled to receive (i) Accrued Obligations, (ii) 12 months of his then-current annual base salary, less applicable withholdings and (iii) continuation of up to 12 months of group health insurance benefits. In the event of a qualifying termination within 12 months following any change in control of the Company, Mr. Jung would be eligible for similar benefits.

The foregoing description of the Jung Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Jung Employment Agreement, a copy of which is attached as Exhibit 10.4 to this Form 8-K and incorporated herein by reference.

Director Resignations

On June 17, 2025, Sean Ianchulev, M.D., Charles Mather IV (Chair) and Ram Palanki, Pharm. D., resigned from the Board and their respective positions on the committees of the Board. These resignations occurred by agreement with the Purchasers in connection with the Private Placement, pursuant to which the Company agreed to reconstitute its Board with five members, including Mr. Jung and Mr. Rowe. Ellen Strahlman, M.D., Michael Geltzeiler, and Rachel Jacobson have remained on the Board and will comprise the members of the Company’s audit committee, compensation committee and nominating and governance committee going forward.

Amendment to Employment Agreement

Effective June 17, 2025, the Company and Michael Rowe entered into an Amended and Restated Employment Agreement (the “Rowe Employment Agreement”). The Rowe Employment Agreement provides Mr. Rowe with the option to retire from his positions as Director, President and Chief Executive Officer of the Company after November 1, 2025 and still retain severance benefits under Section 4(c) of the Rowe Employment Agreement. The other material terms of the Rowe Employment Agreement remain unchanged.

The foregoing summary of the Rowe Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Rowe Employment Agreement, a copy of which is attached as Exhibit 10.5 to this Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Delaware to provide for the designation of shares of the Series A Preferred Stock (the "Certificate of Designation"), which became effective upon filing.

Holders of shares of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to an annual rate of 6%, payable quarterly in arrears in cash or, at the Company’s option, shares of Common Stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) agree to a any consolidation or merger, consolidation, amalgamation or arrangement to which the Company is a party, or to any sale or transfer of all or substantially all of the assets of the Company, (b) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (c) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase or decrease the size of the Board, or (e) incur additional indebtedness other than presently outstanding indebtedness. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of shares of Series A Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable purchase price per share of Series A Preferred Stock originally paid by the Holder, plus any dividends declared but unpaid thereon, and (ii) the same amount that a holder of Common Stock would receive if the Series A Preferred Stock were fully converted to Common Stock (disregarding for such purpose any beneficial ownership limitations). Each share of Series A Preferred Stock will be convertible at any time and from time to time, at the option of the holder, into a number of shares of Common Stock equal to the Conversion Ratio (as defined in the Certificate of Designation), subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 17, 2025, the Company issued a press release announcing the Private Placement and the appointment of Mr. Jung as the Chief Investment Officer and a director the Company. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On June 18, 2025, the Company issued a press release announcing the Fourth Amendment. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock.
4.1	Form of Purchaser Warrant, dated June 17, 2025.
4.2	Form of Placement Agent Warrant, dated June 17, 2025.
4.3	Form of Lender Warrant, dated June 17, 2025.
10.1	Form of Securities Purchase Agreement, dated June 17, 2025.
10.2	Form of Registration Rights Agreement, dated June 17, 2025.
10.3	Fourth Amendment to Supplement to Loan and Security Agreement, dated as of June 17, 2025, by and among Eyenovia, Inc., Avenue Capital Management II, L.P., Avenue Venture Opportunities Fund, L.P. and Avenue Venture Opportunities Fund II, L.P.
10.4#	Executive Employment Agreement by and between Eyenovia, Inc. and Hyunsu Jung, dated June 17, 2025
10.5#	Amended and Restated Employment Agreement by and between Eyenovia, Inc. and Michael Rowe, dated as of June 17, 2025.
99.1	Press Release, dated June 17, 2025.
99.2	Press Release, dated June 18, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

#	Certain information in this Exhibit was omitted by means of marking such information with brackets (“[***]”) because the identified information (i) is not material and (ii) is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Dated: June 24, 2025	By:	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer